Exhibit 10.3
Confidential and Binding Term Sheet

This confidential and Binding Term Sheet (“Term Sheet”) is effective as of September 30TH, 2015 and sets forth the principal terms and conditions of a Transaction and Commercialization Agreement by and between Transgenomic, Inc. (“TBIO”) and ADSTEC Corporation (“ADSTEC”) for the purchase of certain assets and liabilities of TBIO.
The parties fully intend to prepare and execute formal long form contracts to serve as the definitive agreement memorializing the Agreement, but until such definitive agreement has been finalized and executed, the parties acknowledge and agree that this Term Sheet will be deemed to be the binding, definitive statement of the terms and conditions of the agreement between the parties with respect to the matters set forth herein and govern the rights and obligations of the parties with respect to the subject matter covered herein.

Type of Agreement	Access Agreement
Asset Purchase
ADSTEC will purchase from TBIO the Genetic Assays and Platforms Business Unit of TBIO (excluding assets at TBIO’s San Jose, CA facility and TBIO’s chromatography columns business assets) (the “GAP BU”)
The GAP BU will be purchased on a Cash free & Debt Free basis, except as otherwise provided herein Irvington and Glasgow facilities (the “Facilities”) and Assets (as defined below). The Facilities shall not include TBIO’s San Jose, CA facility, or any other facility of TBIO.
TBIO is not selling, and ADSTEC is not acquiring, TBIO.

Confidentiality	If ADSTEC needs to disclose confidential information to an affiliate or consortium that affiliate or organization must agree to abide by the confidentiality agreement.

Purchase Price; Fees
At the closing of the transaction (the “Closing”), the GAP BU and Assets will be sold by TBIO to ADSTEC for a purchase price of US$1.00.
At Closing, ADSTEC will purchase the Stock/Inventory (as defined below) for a purchase price of US$ 300,000 (the “Purchase”).
If the key (Two members of GAP leadership) people belonging to the GAP BU turn out to be avoiding to come to ADSTEC, both parties shall discuss potential reduction of the above purchase prices.

Included in Assets Purchase	The assets listed in section A (the “Assets”)
Included Liabilities	Accounts payable linked to GAP BU between 0 and 60 days Accrued Compensation of employees in GAP BU Accrued Vacation of employees in GAP BU
Excluded Assets
Shares in TBIO Europe and or any European entity
TBIO European cash
Accrued Revenue/pre-paid revenues for service contracts globally
TBIO and all other assets of TBIO other than the Assets and the Facilities.

Excluded Liabilities
Tax or any other liabilities associated with Europe Operation (provided that post-Closing liabilities incurred by GAP BU and the Assets will be borne by ADSTEC)
Any Liabilities associated with WAVE platform

Stock/Inventory
All stock/inventory in both Facilities excluding the following, for which TBIO retains ownership of stock/inventory relating to SURVEYOR, MX ICP, ICP and Patient Testing Materials (the “Stock/Inventory”)

Closing Date
The Transaction will close before October 31, 2015. Closing will occur pursuant to the exchange of electronic (pdf) counterpart signature pages to the definitive agreement(s) between TBIO and ADSTEC. October 1st, 2015 will be the deemed effective date of the Closing providing the appropriate consultation with the employees has occurred

Reimbursement
ADSTEC will reimburse TBIO, concurrently with the Purchase, for all costs and expenses incurred by TBIO for (i) operating the GAP BU, the Assets and the Facilities and (ii) transitioning and transferring each of the foregoing to ADSTEC, in each case for the period in October 2015 prior to the time ADSTEC takes possession thereof.
Additionally, TBIO will reimburse ADSTEC for redundancy costs caused by this transaction within 15 days of settlement/payment

SCHEDULE A
Both Irvington and Glasgow Facilities
All Stock/Inventory on hand in both Facilities (see above definition and exclusion)
All raw material in both Facilities
All IP associated with WAVE platform and assays
All accounts receivable associated with GAP BU (excluding any AR with a credit balance)
All contracts relating solely to the GAP BU

Key GAP Leadership	David Hild and Ben Nouri

TRANSGENOMIC, INC.    ADSTEC Corporation

By: /s/ Paul Kinnon     By: /s/ Tsutomu Kojima

Title: President & CEO     Title: CEO & President
Date: September 25, 2015     Date: September 25, 2015